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                                                                    EXHIBIT 10.1

                                 KELLOGG COMPANY

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                  (AS AMENDED AND RESTATED AS OF JULY 26, 2002)



I. NAME AND PURPOSE.

     The name of this Plan (as amended and restated, the "Plan") is the Kellogg Company Deferred Compensation Plan for Non-Employee Directors. Its purpose is to provide non-employee Directors of Kellogg Company (the "Company) with an opportunity to defer compensation earned as a Director.

II. EFFECTIVE DATE.

     The Plan was originally effective on August 1, 1986 and was initially amended and restated as of May 21, 1993. This second amendment and restatement is effective as of July 26, 2002.

III. PARTICIPANTS.

     Any Director of the Company who is not an employee of the Company or of a subsidiary of the Company shall be eligible to participate in the Plan. Any such person who elects to participate in the Plan is hereinafter called a "Participant". The Plan shall establish for each Participant an unfunded deferred compensation account.

IV. ELECTION OF DEFFERRAL.

         (A)  On or before December 31 of any year during which the Plan is in effect, each Director shall be entitled to make an irrevocable election (in the form of Exhibit A) to defer receipt of all or a specified portion of each component of the Participant's compensation (exclusive of expense reimbursement) otherwise payable during the following February 1 to January 31 period for service on the Board of Directors of the Company (the "Board") and for service as a Chairperson of a Committee. Such compensation shall be credited to the Participant's deferred compensation account on the date the compensation is otherwise payable.

         (B)  A newly-elected Director may elect to participate in the Plan for the remainder of the calendar year and the month of January of the succeeding year in which such Director joins the Board. Any such election shall be made within one month following the date on which such Director is elected to the Board and shall be effective with respect to compensation allocable to the quarterly period following the date on which such election is made. It shall be made in the same manner as in Section IV(A) above.

         (C)  Each annual election shall include an irrevocable election as to the method by which and the form in which, the amounts deferred are to be distributed in accordance with Section VI below. In addition, each Participant at the time of the second amendment and restatement of the Plan, shall be allowed to make an irrevocable election to receive all or a portion of his or her Units existing on such election date, and of his or her Units accruing until the subsequent annual election is effective, in the form of shares of Company Common Stock, rather than cash, within one hundred fifty days from the effective date of such second amendment and restatement; if no such election is timely made, such Units will continue to be paid in cash.

         (D)  Such annual notice shall be delivered to the Company on or before
                    December 31 of the year preceding the first year to which such election relates, except that notice from newly-elected Directors may be delivered at any time within one month following the date of their election to the Board. The elections set forth in such notice shall be given continuing effect for subsequent years until a new notice specifying a different election shall be delivered to the Company. Any such new notice shall apply only to compensation for years (February 1 through January 31) subsequent to the calendar year in which such new notice is delivered.



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V. DEFERRED COMPENSATION ACCOUNTS.

         (A) An account shall be established and maintained for each Participant in the Plan. Units, including fractional Units, shall be credited to each Participant's account to the extent of compensation deferred pursuant to the Plan in accordance with the following procedures: (1) compensation otherwise payable to the Participant, but deferred pursuant to the Plan, arising from payment of quarterly (or other) installments of the annual standard retainer payable to all non-employee members of the Board, shall be credited to the Participant's account as Units, including fractional Units, with the actual payment date of such installments being February 1, May 1, August 1 and November 1 of each year (or, if any such day is a Saturday, Sunday or legal holiday, the next business day); (2) compensation otherwise payable to the Participant, but deferred pursuant to the Plan, arising from payment of fees attributable to service as the Chairperson of any Committee(s) of the Board, shall be credited to the Participant's account as Units, including fractional Units, on May 1 of each year (or, if any such day is a Saturday, Sunday or legal holiday, the next business day); and (3) dividend equivalents earned on the basis of whole Units previously credited to the Participant's account shall be credited to the Participant's account as Units, including fractional Units, on the date any such dividend has been declared to be payable on shares of Common Stock of the Company by the Board. Units, excluding fractional Units, shall earn dividend equivalents from the date of crediting until the date of final valuation of the Units on the last day of the Participant's service as a Director. Dividend equivalents shall be computed by multiplying the dividend paid per share of Common Stock of the Company during the period Units are credited to a Participant's account times the number of whole Units so credited, but Units, excluding fractional Units, shall earn such dividend equivalents only as, if and when dividends are declared and paid on the on Company Common Stock.

                           (B) Each Unit shall have an initial value and be
                  credited in respect of deferred compensation, equal to one hundred percent (100%) of the Fair Market Value (as defined below) of one share of Common Stock of the Company on the date, as hereinabove provided, of crediting to the Participant's account. The Fair Market Value per Unit shall be the average between the highest and lowest quoted selling price per share of common stock on the New York Stock Exchange Composite Transactions Tape. If there should be no sale of the shares of common stock of the Company on such date, then the price per share shall be the average between the highest and lowest quoted selling price on the Composite Tape on the next preceding day on which there shall have been a sale.

VI. METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION UNFORSEEABLE EMERGENCY.

         (A) No distribution of deferred compensation may be made except as provided in this Section VI.

         (B) The final value of such Units, including fractional Units, shall be computed on and as of the last day of a Participant's service as a Director in accordance with the provisions of the second and third sentences of Section V(B). The value of Units, including fractional Units, credited to a Participant's deferred compensation account for each year may be payable in whole or part in cash, or in shares of Company Common Stock having a Fair Market Value (determined on such last day of service) equal to the final Fair Market Value of the Units, and either in a lump sum or in up to ten annual installments. Any fractional share of Company Common Stock shall be paid in cash with the first installment or lump sum. Payment of the lump sum or the first annual installment shall be made or shall commence, as the case may be, as soon as practicable, but not later than fifteen (15) days following the date on which the Participant's service as a Director terminates. If annual installments are elected for any year, the amount of the first payment shall be a fraction of the amount of the Participant's deferred compensation account for such year as of the last day of a Participant's service as a Director, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the amount as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

         (C) Each distribution of deferred compensation, subsequent to the first distribution, in annual installments, shall be made on January 10 (or, if that date is a Saturday, Sunday or holiday, the next business day) of the year, or years, as the case may be, of distribution.



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         (D)      At the written request of a Participant, the Company's ERISA
                  Administrative Committee, in its sole discretion, may authorize the cessation of deferrals by such Participant under the Plan or accelerate payment of any installments at any time after the sixth month following such Participant's termination of service as a Director, upon a showing of unforeseeable emergency by such Participant. If the ERISA Administrative Committee authorizes any such distribution, valuation of the Units to be distributed shall be determined on the date of such authorization in accordance with the second and third sentences of Section VI(B). For purposes of this paragraph, "unforeseeable emergency" is defined as severe financial hardship resulting from extraordinary and unanticipated circumstances arising as a result of one or more recent events beyond the control of the Participant. In any event, payment may not be made to the extent such emergency is or may be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not, itself, cause severe financial hardship; and
                  (3) by cessation of deferrals under the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

         (E) The account will be credited with dividend equivalents in accordance with the Plan up to the date of hardship distribution on account of an unforeseeable emergency, or the last date of the Participant's service as a Director, whichever first occurs.

         (F) In the case of Units being paid in cash installments, interest shall accrue and be payable each succeeding January 10 (or, if that date is a Saturday, Sunday or holiday, the next business day), on and with respect to the total amount credited to a Participant's account on and as of the final valuation of such account on each Participant's last day of service as a Director through the date of initial distribution and until the subsequent January 10 (or, if that date is a Saturday, Sunday or holiday, the next business day) on the total amount less the initial distribution. Such interest shall accrue at the prime corporate rate in effect (at Morgan Guaranty, New York City) on the last day of service. Regardless, if the Participant receives a lump sum distribution in cash, such lump sum distribution shall include the interest accrued through such date. Thereafter, interest will accrue on remaining principal amounts at the prime corporate rate in effect (at Morgan Guaranty, New York City) on January 10 of each succeeding year, and be payable in full on each immediately following January 10 (or, in each case, if such date is a Saturday, Sunday or holiday, the next business day) until all principal amounts in the Participant's account have been paid in accordance with his or her cash election regarding lump sum or installment payments of deferred amounts.

         (G) In the case of Units being paid in shares of Company Common Stock in installments, dividend equivalents shall be earned and credited to a Participant's account on and with respect to the total amount of Company Common Stock in a Participant's account on the date earned until such account is paid in full. Such dividend equivalents shall be computed as provided in
                  Section V.(A) above.

VII. DISTRIBUTION UPON DEATH.

         If any Participant dies while a Director, or thereafter, before receiving all amounts credited to his or her account, the unpaid amount in the Participant's account shall be paid in one lump sum on the last business day of the month following the month of death to any beneficiary or beneficiaries designated by the Participant by written notice to the Company or, in the absence of such designation, to such Participant's estate.

VIII. PARTICIPANT'S RIGHTS IN ACCOUNT -- UNFUNDED STATUS OF THE PLAN.

         A Participant shall not have any interest in any amounts credited to his or her account until it is distributed in accordance with the Plan. Any and all cash payments made to a Participant pursuant to the Plan shall be made only from the general assets of the Company. All amounts deferred under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred, a Participant is merely a general creditor of the Company; and the obligation of the Company hereunder is purely contractual and shall not be funded or secured in any way.

IX. NON-ALIENABILITY AND NON-TRANSFERABILITY.



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         The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against Units or fractional Units. No Units or fractional Units shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, change, garnishment, execution or levy of any kind, whether voluntary or involuntary prior to distribution of deferred compensation in accordance with Section VI.

X. STATEMENT OF ACCOUNT.

         Statements will be sent to Participants during February of each year as to the balance in their deferred compensation accounts as of the end of the previous calendar year.

XI. ADMINISTRATION.

         The administrator of this Plan shall be the Company's ERISA Administrative Committee. The ERISA Administrative Committee shall consist of up to (but may be less than) three (3) persons who are not and cannot be Participants in the Plan. The ERISA Administrative Committee shall be appointed by, and may include, the Chairman and Chief Executive Officer of the Company. The ERISA Administrative Committee shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

XII. AMENDMENT AND TERMINATION.

         The Plan may, at any time, be amended, modified or terminated by the Board of Directors or the Nominating and Corporate Governance Committee of the Board. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts accrued in his or her deferred compensation account.

XIII. NOTICES.

         All notices to the Company hereunder shall be delivered to the attention of the Secretary of the Company.

XIII. SHARES; ADJUSTMENTS.

         Subject to the adjustments described, a total of 150,000 shares of Company Common Stock are available for use under this Plan. Such shares may be authorized but un-issued shares or treasury shares. No shares of Company Common Stock may be issued under legal counsel for the Company believes such issuance complies with all applicable laws and stock exchange regulations. If any change is made in the shares of Company Common Stock, whether through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, change in corporate structure or otherwise, the ERISA Administrative Committee, in its sole discretion, may make appropriate adjustments in the number and value of outstanding Units, or fractional Units, and the shares subject to this Plan. The decision of the ERISA Administrative Committee as to whether to make any such adjustments, and their amount and timing, if made, shall be conclusive.


                                                                         7/26/02